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                                                                   EXHIBIT 10.23

                             WEBLINK WIRELESS, INC.

                       AMENDED KEY EMPLOYEE RETENTION PLAN

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                             WEBLINK WIRELESS, INC.

                       AMENDED KEY EMPLOYEE RETENTION PLAN

                                TABLE OF CONTENTS

SECTION 1

         General
         1.1      History and Purpose                                        4
         1.2      Plan Amount                                                4
         1.3      Plan Administration                                        4
         1.4      Action by the Company                                      4

SECTION 2

         Participation
         2.1      Participation                                              5
         2.2      Participation Agreement                                    5
         2.3      Nonparticipation                                           5

SECTION 3

         Retention Event and Change in Control
         3.1      Retention Event                                            5

SECTION 4

         Retention Bonus
         4.1      Retention Bonus                                            6
         4.2      Participant's Base Amount                                  6
         4.3      Deemed Retention Event                                     6
         4.4      Cause                                                      7
         4.5      Disability                                                 7
         4.6      Termination for Good Reason                                7

SECTION 5

         Confidentiality and Non-Competition
         5.1      Confidentiality and Non-Competition - General              7
         5.2      Confidential Information                                   8

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
         5.3      Non-Competition                                            9

SECTION 6

         Enforcement
         6.1      Arbitration of Disputes                                    9
         6.2      Reimbursement of Costs and Expenses                        9

SECTION 7

         Amendment of Termination
         7.1      Amendments and Terminations                                10
         7.2      Participant Rights                                         10
         7.3      Successors                                                 10

SECTION 8

         Miscellaneous
         8.1      Mitigation and Set-Off                                     10
         8.2      Non-Alienation                                             10
         8.3      Withholding                                                11
         8.4      Source of Payments                                         11
         8.5      Notices                                                    11
         8.6      Gender and Number                                          11
         8.7      No Rights to Employment or Continuation of Relationship    11
         8.8      Governing Law                                              11
         8.9      Severability                                               11
         8.10     No Limitation Upon the Rights of the Company               12
         8.11     No Liability for Good Faith Determinations                 12

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                             WEBLINK WIRELESS, INC.
                       AMENDED KEY EMPLOYEE RETENTION PLAN

                                    SECTION 1

                                     GENERAL

     1.1 HISTORY AND PURPOSE. The Board of Directors (the "Board") of WebLink Wireless, Inc., a Delaware corporation (the "Company"), believes that the prospect of a pending Retention Event inevitably creates distractions and personal risks and uncertainties for a company's key employees. The Board further believes that, because certain key employees' continued performance of their job functions and duties is critical to the success of the Company, it is in the best interests of the Company to minimize such distractions and to encourage its key employees' full attention and dedication to their duties. Accordingly, this WebLink Wireless, Inc. Amended Key Employee Retention Plan (the "Amended Plan") is established by the Company to promote the long-term financial interests of the Company by providing the key employees of the Company with an incentive to remain employed with the Company so they can continue to actively perform their job functions and duties with full attention and dedication while a Retention Event is pending. This Amended Plan supersedes and voids any and all previous oral and written retention and severance plans and agreements in effect for Participants, including the previous Key Employee Retention Plan which went into effect on February 14, 2001 (the "Previous Plan"). Notwithstanding the foregoing, the Company's standard severance practice and/or policy (as published by the Company at the time a Participant is terminated without Cause) (the "Standard Severance Policy") shall remain in full force and effect.

     1.2 PLAN AMOUNT. The total distributions under the Amended Plan shall not exceed the sum of $2,500,000. Under no circumstances, shall the funds available for distribution under the Amended Plan exceed $2,500,000, including the amounts proposed to be paid by the Company pursuant to the Pre-Petition Retention Bonus Program.

     1.3 PLAN ADMINISTRATION. The authority to control and manage the operation and administration of the Amended Plan shall be vested in the Board.

     1.4 ACTION BY COMPANY. Any action required or permitted to be taken by the Company under the Amended Plan shall be by resolution of its Board of Directors.

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                                    SECTION 2

                          ELIGIBILITY AND PARTICIPATION

     2.1 ELIGIBILITY AND PARTICIPATION. In order to be eligible to be a Participant in this Amended Plan an employee must:

     (1) Be a full time regular employee of the Company (as that classification is used in the normal business practices of the Company); and

     (2) Have been designated as a Participant and have had a Retention Percentage established by the Company's Board of Directors, and

     (3) Voluntarily sign a Release of Claims in form and substance reasonably acceptable to the Company.

     2.2 PARTICIPATION AGREEMENT. The participation of each Participant shall be evidenced by a Participation Agreement in substantially the form attached hereto as Exhibit A.

     2.3 NONPARTICIPATION. Notwithstanding any provisions in the Amended Plan, John Beletic has agreed not to participate as a Participant under the Amended Plan.

                                    SECTION 3

                      RETENTION EVENT AND CHANGE IN CONTROL

     3.1 RETENTION EVENT. For purposes of the Amended Plan, the term "Retention Event" means the first to occur of the following:

     (1) the date upon which a Plan of Reorganization is confirmed by the court in the Company's Chapter 11 bankruptcy proceeding (the "Court").

     (2) there is consummated an agreement for the sale, lease or other disposition by the Company of all or substantially all of the Company's assets in which the proceeds to the Company from such sale, lease or disposition are sufficient to pay all claims against the Company having a higher priority of payment than Participants' claims under this Amended Plan.

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                                    SECTION 4

                                 RETENTION BONUS

     4.1 RETENTION BONUS. Subject to the provisions of this Amended Plan, a Participant shall be entitled to receive a Retention Bonus (as defined in this Section) if the Participant remains continuously employed with the Company (or its successor in interest) from the date he or she is designated a Participant by the Board through the date a Retention Event occurs (the "Retention Trigger Date"). As used herein, "Retention Bonus" shall mean Participant's Retention Percentage as shown in his/her Participation Agreement times the Participant's Base Amount (as defined in Section 4.2). Except as set forth in Section 4.3 herein, the Retention Bonus shall be paid in equal monthly installments over 12 months beginning on the fifth business day after the Retention Trigger Date. In the event that Participant's employment is terminated after the Retention Trigger Date by the Company without Cause (as defined in Section 4.4) or by the Participant for Good Reason (as defined in Section 4.6), he/she will be entitled to continue receiving monthly Retention Bonus payments until the Retention Bonus is fully paid. If Participant's employment is terminated for any other reason, he/she will not be entitled to receive any further Retention Bonus payments.

     4.2 PARTICIPANT'S BASE AMOUNT. Subject to the limitations set forth in
Section 1.2 of the Amended Plan, the Participant's Base Amount is equal to the sum of:

     (1) the Participant's annual rate of salary or base compensation as set forth in the Participant's Participation Agreement; plus

     (2) the Participant's target bonus percentage rate (including annual and MBO bonus programs) set forth in his/her Participation Agreement times the amount described in clause (1) of this Section.


     4.3 DEEMED RETENTION EVENT. If the Participant's employment is terminated by the Company before the Retention Trigger Date and such termination is by the Company for a reason other than Cause (as defined in Section 4.4), death or Disability (as defined in Section 4.5) or is by the Participant because of Good Reason (as defined in Section 4.6), then as to such Participant only, a Retention Event shall be deemed to have occurred immediately prior to such termination. When such a deemed Retention Event occurs, Participant shall be entitled to the greater of (i) one-half of the Retention Bonus (as defined in Section 4.1), paid in lump sum within 10 days after Participant's termination, or (ii) any severance amounts due to Participant in accordance with the Company's then Standard Severance Policy (the "Severance Amount"). Upon the occurrence of a termination event, Participant will not be entitled to more than either his/her Retention Bonus or Severance Amount (whichever the Participant elects).

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     4.4 CAUSE. For purposes of this Amended Plan, the term "Cause" means (i) a
Participant willfully engaging in conduct materially injurious to the Company, or (ii) the willful and continual failure by a Participant to substantially perform the duties assigned to the Participant (other than any failure resulting from the Participant's incapacity due to physical injury or illness or mental illness), which failure has not been corrected by the Participant within 30 days after receipt of a written notice from the Chief Executive Officer or Board of Directors of the Company specifying the manner in which the Participant has failed to perform such duties, or (iii) a Participant's violation of the written policies of the Company that, in accordance with the normal employment practices of the Company, has become a termination event. No act, or failure to act, by a Participant shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

     4.5 DISABILITY. For purposes of this Amended Plan, the term "Disability" shall have the meaning set forth under the Company's long-term disability plan or policy.

     4.6 TERMINATION FOR GOOD REASON. For purposes of this Amended Plan, a termination because of "Good Reason" means a resignation by a Participant following the occurrence of:

     (1) a reduction of 25% or more in the Participant's annual base salary without the consent of the Participant;

     (2) the Company's failure to perform or observe any of the material terms of this Amended Plan.

                                    SECTION 5

                       CONFIDENTIALITY AND NON-COMPETITION

     5.1 CONFIDENTIALITY AND NON-COMPETITION - GENERAL. Any benefits payable under this Amended Plan are conditioned upon and subject to the terms of this
Section 5. To the extent that a Participant violates any provision of this
Section 5, the Company will have no further obligation to provide any benefit or payment due hereunder, and will also have any other remedies available to the Company for such violation including but not limited to a preliminary injunction, temporary restraining order or other equivalent relief. Section 5 is in addition to the confidentiality and non-competition agreements signed at or during employment with the Company. The Participant's receipt of payments under this Amended Plan constitutes the Participant's ratification and reaffirmation of such prior agreements as well as those in this Amended Plan.

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     5.2 CONFIDENTIAL INFORMATION. The Participant agrees that:

     (1) Except as may be required by law, by lawful judicial, governmental or regulatory authority, or by lawful order of a court or agency of competent jurisdiction, or except to the extent required to perform the Participant's duties during the course of his/her employment with the Company or to the extent that the Participant has express written authorization from the Company, the Participant (i) shall keep secret and confidential all Confidential Information (as defined below), (ii) shall not disclose the same, either directly or indirectly, to any other person, and (iii) shall not use it in any way.

     (2) For purposes of this Amended Plan, the term "Confidential Information" means all non-public information concerning the Company and its affiliates that was acquired by or disclosed to the Participant during the course of employment with the Company, or during the course of consultation with the Company following the Participant's date of termination, including, without limitation:

          (i) any non-public information regarding the Company's and its affiliates' customers, services, processes, costs, operations and methods, whether past, current or planned, as well as knowledge and data relating to business plans, marketing and sales information originated, owned, controlled or possessed by the Company or its affiliates; and

          (ii) information regarding litigation and pending litigation involving or affecting the Company or its affiliates.

     (3) To the extent that the Participant obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company's or its affiliates' attorneys, the Participant shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

     (4) The Participant agrees that effective with the date of termination, the Participant will deliver to the Company all papers, books, manuals, lists, correspondence, documents, computer programs, computer spreadsheets, data captured on machine-readable media, and other material containing or relating to the Confidential Information, together with all copies thereof, that are in the Participant's possession or control, other than such materials as shall be necessary to permit the Participant to prepare the Participant's tax returns.

     (5) Nothing in this Section 5.2 shall be construed so as to prevent the Participant from using, in connection with his employment for himself or an

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          employer other than the Company or any of its affiliates, knowledge that was acquired by Participant during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

     5.3 NONCOMPETITION. Each Participant who holds the position of Director or higher as of the Effective Date of this Amended Plan, and who becomes eligible for a Retention Bonus under Section 4, agrees as further consideration for such benefit that, for a period of 6 months after the date of termination, the Participant shall not be employed by, or otherwise engage or be interested in, any business which is competitive with any business of the Company or of any of its subsidiaries in which the Participant was engaged during his employment prior to his termination, but this restriction shall apply only if such employment or activity is likely to cause, or causes, serious damage to the Company or any of its subsidiaries.

                                    SECTION 6

                                   ENFORCEMENT

     6.1 ARBITRATION OF DISPUTES. All claims arising out of or relating to this Amended Plan shall be settled by arbitration in the city in which the principal executive offices of the Participant's Company are located (disregarding any transfer of such offices after a Retention Event), by three arbitrators, one of whom shall be appointed by the Company, one by the Participant and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for such location. Each party shall pay the fees and expenses of the arbitrator appointed by it and one-half of the fees and expenses of the third arbitrator. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. The decision of the arbitrators shall be final and binding and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     6.2 REIMBURSEMENT OF COSTS AND EXPENSES. In the event that it shall be necessary or desirable for a Participant to retain legal counsel or incur other costs and expenses in connection with enforcement of rights under the Amended Plan, the Company shall pay (or the Participant shall be entitled to recover from the Company, as the case may be) reasonable attorneys' fees and costs and expenses in connection with enforcement of such rights (including the enforcement of any arbitration award in court) to the extent determined by the arbitrators.

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                                    SECTION 7

                            AMENDMENT OR TERMINATION

     7.1 AMENDMENT AND TERMINATION. Subject to the provisions of Section 7.2:

     (1) The Company's Senior Vice President - Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resource matters, may, with the concurrence of the Company's Senior Vice President and General Counsel and Chief Executive Officer, make minor or administrative written amendments to the Amended Plan;

     (2) the Board of Directors of the Company may not terminate or amend the Amended Plan without the prior approval of the bankruptcy court.

     7.2 PARTICIPANT RIGHTS. No amendment or termination of the Amended Plan which would directly or indirectly adversely affect any Participant shall be effective if adopted at any time without the Participant's written consent.

     7.3 SUCCESSORS. The obligations of the Company under the Amended Plan shall be binding upon any assignee or successor in interest thereto. The Company shall not merge, consolidate or combine with any other corporation, or liquidate or dissolve, without making suitable arrangements for the payment of any benefits which are or may become payable under the Amended Plan.

                                    SECTION 8

                                  MISCELLANEOUS

     8.1 MITIGATION AND SET-OFF. No Participant shall be required to mitigate the amount of any payment provided for in this Amended Plan by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to any Participant under this Amended Plan any amounts earned by the Participant in other employment after termination of the Participant's employment with the Company, or any amount which might have been earned by the Participant in other employment had he sought such other employment.

     8.2 NON-ALIENATION. Participants shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Amended Plan; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. Nothing in this Section shall limit a Participant's rights or powers to dispose of the Participant's property by will or limit any rights or powers which the Participant's executor or administrator would otherwise have.

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     8.3 WITHHOLDING. All payments to a Participant under this Amended Plan will be subject to all applicable withholding of state and federal taxes.

     8.4 SOURCE OF PAYMENTS. The obligations of the Company under the Amended Plan are solely contractual, and any amount payable under the terms of the Amended Plan shall be paid from the general assets of the Company or from one or more trusts, the assets of which are subject to the claims of the Company's general creditors. However, the obligations under this Amended Plan have been approved by Order of the Court and therefore create post petition administrative priority claims for payment by the Company.

     8.5 NOTICES. Any notice or document required to be given under the Amended Plan shall be considered to be given if actually delivered or mailed by certified mail, postage prepaid, if to the Company, to the General Counsel of the Company at the Company's principal business address or, if to a Participant, at the last address of such Participant filed with the Company.

     8.6 GENDER AND NUMBER. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

     8.7 NO RIGHT TO EMPLOYMENT OR CONTINUATION OF RELATIONSHIP. Nothing in this Amended Plan shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company. All Participants' employment with the Company is and will at all times remain "at will". The Company may at any time dismiss a Participant from employment free from a liability or any claim except as expressly provided in this Amended Plan. No employee of the Company shall have any claim to be designated a Participant and there is no obligation for uniformity of treatment of any employee of the Company.

     8.8 GOVERNING LAW. EXCEPT AS TO MATTERS RELATING TO THE INTERNAL AFFAIRS OF THE COMPANY WHICH SHALL BE GOVERNED BY THE DELAWARE GENERAL CORPORATION LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AMENDED PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS AMENDED PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN DALLAS COUNTY, TEXAS.

     8.9 SEVERABILITY. If any provision of this Amended Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any individual Participant, or would disqualify this Amended Plan under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Board, materially altering the intent of this Amended Plan, such provision shall be stricken as to

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such jurisdiction or Participant and the remainder of this Amended Plan shall remain in full force and effect.

     8.10 NO LIMITATION UPON THE RIGHTS OF THE COMPANY. This Amended Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

     8.11 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. The members of the Board shall not be liable for any action, failure to act, omission or determination taken or made in good faith with respect to this Amended Plan.

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                                    EXHIBIT A

                             PARTICIPATION AGREEMENT

     You have been designated by the Board of Directors as a Participant in the WebLink Wireless, Inc. Amended Key Employee Retention Plan (the "Amended Plan") with the following Retention Percentage and total Base Amount:

     Name of Participant:
                          -----------------------------------------
     Position:
               ----------------------------------------------------
     Annual Rate of Salary:
                            ---------------------------------------
     Target Bonus Percentage Rate:
                                   --------------------------------
     Retention Percentage:
                           ----------------------------------------
     Retention Bonus:
                      ---------------------------------------------
     Number of Months of Payment: 12

     Your participation in the Amended Plan is subject to your (i) execution of a Release of Claims in form and substance reasonably acceptable to the Company and (ii) agreement with the express terms and conditions of this Amended Plan. By signing below, you agree to be bound by the terms and conditions of the Amended Plan, and represent that you have voluntarily executed the aforementioned Release of Claims, and received a copy of the Amended Plan. You further agree and understand that this Amended Plan supersedes the previous Key Employee Retention Plan you signed on ________________.

     Dated as of                  .
                 -----------------

                                           WEBLINK WIRELESS, INC.

                                       By:
                                           --------------------------------

                                       Title:
                                              -----------------------------

Participant:


-----------------------------------
Signature


-----------------------------------
Printed Name

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